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                                                                  EXHIBIT 10.30

                         MASTER DESIGN AND BUILD AGREEMENT

       THIS MASTER DESIGN AND BUILD AGREEMENT ("Agreement") is made and entered into by and between UBIQUITEL LEASING COMPANY. ("Ubiquitel") a Delaware corporation and SPECTRASITE COMMUNICATIONS, INC., a Delaware corporation and SPECTRASITE CONSTRUCTION, INC. a Delaware corporation, (collectively "SpectraSite") (each a "Party" and collectively, the "Parties") as of this 23rd day of May, 2000.

       WHEREAS, Ubiquitel wishes to install certain PCS network facilities, by which to provide wireless communications service on towers throughout the markets listed in the attached Exhibit A; and

       WHEREAS, SpectraSite is in the business of constructing, owning and leasing space on towers for the purpose of supporting wireless communications, including PCS network facilities; and

       WHEREAS, Ubiquitel and SpectraSite desire to enter into an arrangement by which SpectraSite shall have the right of first refusal to construct antenna towers on Sites identified by Ubiquitel, and on which SpectraSite shall lease space to Ubiquitel for the installation and use of telecommunications equipment under the Master Site Agreement entered into by and between the Ubiquitel and SpectraSite Communications, Inc. on May 11, 2000 ("Master Site Agreement"); and

       WHEREAS, Ubiquitel may employ SpectraSite to install its communications facilities on existing structures;

       NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                     ARTICLE I
                                    DEFINITIONS

       1.1 "BUILD-TO-SUIT SITE" means a Site which is constructed by SpectraSite, at SpectraSite's sole expense, at the location specified by Ubiquitel and otherwise in accord with Ubiquitel's specifications and is owned and managed by SpectraSite upon completion of construction.

       1.2 "BTS NOTICE" means the document tendered by Ubiquitel to SpectraSite setting forth the parameters of a Site Ubiquitel wishes to have constructed by SpectraSite under this Agreement.

       1.3 "CHANGE ORDERS" means any and all material revisions to the specifications set forth in the Construction Work Order presented to SpectraSite after commencement of construction.

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       1.4    "CO-LOCATE SITE" means any Site other than a Built-to-Suit Site, at which a tower exists, together with easements or other rights of access.

       1.5 "COMMENCEMENT DATE" means the date on which the last of the Parties executes this Agreement.

       1.6 "CONFIDENTIAL INFORMATION" means all information of a business or technical nature, whether disclosed orally or in writing, as to which confidential treatment has been requested and which has been conspicuously labeled as "Proprietary" or "Confidential," and if disclosed orally, reduced to writing, labeled and delivered to the receiving party within thirty (30) days of the date of disclosure. Confidential Information shall not include publicly available information.

       1.7 "CONTRACT SUM" means the agreed price for the services performed under this Agreement.

       1.8 "CONSTRUCTION MANAGEMENT TEAM" means the team comprised of one representative of Ubiquitel and one representative of SpectraSite who are responsible for the administration of the Construction Services.

       1.9 "CONSTRUCTION SERVICES" means the services described in the Scope of Work, attached hereto and made part hereof, as Exhibit B-1, and shall include, as a minimum, all staging, mobilization, labor, materials, tools, and related equipment and work.

       1.10 "CONSTRUCTION WORK ORDER" means, for each Site, the document which sets forth the General Terms and Conditions, Specifications, and any other writings, drawings, photographs or rendition necessary for the proper execution and completion of the Construction Services by SpectraSite.

       1.11 "COSTS" means expenses necessarily incurred in the proper performance of the obligations under this Agreement. Costs shall be at rates not higher than the standard paid at the place of the delivery of the services, except with the prior consent of the Party to pay the Costs.

       1.12 "CURE PERIOD" means the fifteen (15) business days after SpectraSite's transmits its objection to any Site proposed in a BTS Notice under this Agreement.

       1.13 "DOCUMENTS" means the shop drawings, product data, samples and similar submittals.

       1.14 "FCC" means the U.S. Federal Communications Commission, authorized by the Communications Act of 1934, as amended, 47 U.S.C. Section 151 et. seq.

       1.15 "INDEMNITEE" means any party indemnified under Section 22 of this Agreement.

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       1.16   "INDEMNITOR" means any party making an indemnification under
Section 22 of this Agreement.

       1.17 "MASTER SITE AGREEMENT" means that certain agreement entered into by and between Ubiquitel and SpectraSite Communications, Inc. on May 11, 2000, contemplating Ubiquitel's lease and occupation of certain towers owned or leased by SpectraSite for the purpose of installing Ubiquitel's communications equipment.

       1.18 "PERSON" means an individual, corporation, association, partnership, joint venture, trust, estate, or other entity or organization, other than either Party hereto.

       1.19 "POPS" means, in the aggregate, the number of persons who may be served by Ubiquitel's communications facilities located on SpectraSite's towers.

       1.20 "SCOPE OF WORK" means, for each Site, the construction services to be provided in accord with the Construction Work Order.

       1.21 "SITE" means the location, described by street address or geographic coordinates, together with easements for access at which Ubiquitel wishes to install communications equipment.

       1.22 "SITE ACQUISITION SERVICES" means the site acquisition services to be provided to SpectraSite by Ubiquitel, including, as appropriate, site location, A&E Services, site surveys, and zoning variances.

       1.23 "SITE APPLICATION" means the document to be completed by Ubiquitel and submitted to SpectraSite indicating Ubiquitel's desire to locate its communications facilities on a tower owned by SpectraSite, on the terms and conditions set forth in the Master Site Agreement.

       1.24 "SITE CONSTRUCTABILITY REPORT" means the written analysis and recommendation concerning the issues associated with constructing the Site, including the expected cost of construction and the time in which SpectraSite expects to complete the Work. The Site Constructability Report also shall state whether the Site will be a "standard site" as contemplated by the Memorandum from Calvin J. Payne, P.E., dated March 20, 2000, attached hereto as Exhibit B-4.

       1.25 "SITE VISIT" means the visit of the Parties to the Site for purposes of conducting the Site Constructability Review.

       1.26 "SUBCONTRACTOR" means a person or entity who has a direct contract with SpectraSite to perform a portion of the Construction Services at the Site.

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                                     ARTICLE II
                            CONSTRUCTION AND OCCUPATION

       2.1 BUILD-TO-SUIT SITES. Subject to the terms and conditions of this Agreement, Ubiquitel shall offer to SpectraSite the opportunity to construct each tower or other supporting structure at each Site in Ubiquitel's network plan which is not a Co-locate Site.

       2.2 CO-LOCATE SITES. Subject to the terms and conditions of this Agreement, Ubiquitel may engage SpectraSite to handle any construction necessary to the installation of its communications equipment on Co-locate Sites.

       2.3 RELATIONSHIP TO MASTER SITE AGREEMENT. Upon completion of construction and prior to completion of installation of Ubiquitel's communications equipment on any Build-to-Suit Site and prior to completion of installation of Ubiquitel's communications equipment on any Co-locate Site which is owned by SpectraSite, pursuant to the Master Site Agreement, a Site Agreement shall be executed and shall govern the leasing arrangement between Ubiquitel and SpectraSite Communications, Inc.

                                    ARTICLE III
                       RIGHT OF FIRST REFUSAL - BUILD-TO-SUIT

       3.1 GRANT. Subject to the terms and conditions of this Agreement, Ubiquitel grants to SpectraSite, the right of first refusal to construct and acquire any Build-to-Suit Sites proposed by Ubiquitel serving up to an aggregate of ten million POPS.

       3.2    COSTS OF CONSTRUCTION. If SpectraSite accepts any BTS
Notice, SpectraSite shall be responsible for the costs of construction of the proposed Site, except for the costs specified as costs to be paid by Ubiquitel in the Site Constructability Report and priced in the Construction Work Order.

       3.3 SITE ACQUISITION SERVICES. If SpectraSite accepts a BTS Notice, SpectraSite shall pay to Ubiquitel the fees and costs paid by Ubiquitel for its Site Acquisition Services associated with Site Acquisition for the particular site, plus thirty percent (30%).

                                     ARTICLE IV
                                      PROCESS

       4.1 BTS NOTICE. For each Build-to-Suit Site, Ubiquitel shall transmit a BTS Notice.

              4.1.1  Each BTS Notice shall include:

                  a) the location of the proposed Site, including street
                     address and geographic coordinates, the height and type of structure, and notation of any known non-standard requirements or circumstances;

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                  b) a freely assignable assurance of site availability,
                     including the name, address and telephone number of the owner of the property or its agent, the amount of rent to be paid under a lease or a fully assignable option to lease;

                  c) a copy of a title report or title policy for the Site;

                  d) assessment of the availability of utilities or easements for utilities to the Site,

                  e) assessment of access to and egress from the Site is
                     available by public road right of way or private easements,

                  f) a Site Application for collocation at the proposed Site under the Master Site Agreement executed by and between the Parties on May 10, 2000;

                  g) the date on which construction must be completed;

                  h) any competing bids for the construction of the
                     proposed Site in Ubiquitel's possession; and

                  i) total Site Acquisition fee  for the Site to be paid by
                     SpectraSite to Ubiquitel pursuant to Section 3.3 of this Agreement.

       4.2    SITE CONSTRUCTABILITY REVIEW.

              4.2.1 Upon receipt of a BTS Notice, SpectraSite, Ubiquitel and/or its site acquisition contractor shall schedule a time at which Ubiquitel and/or its site acquisition contractors and SpectraSite shall visit the Site specified in the Build-to-Suit Application.

              4.2.2 Within ten (10) days of the date of the Site Visit SpectraSite shall provide Ubiquitel with a Site Constructability Report

              4.2.3 Ubiquitel shall pay SpectraSite the sum of $500.00 within thirty (30) days of receipt of the Construction Work Order or delivery of all items specified in Section 4.3.3, whichever is later.

       4.3    BTS ACCEPTANCE/REJECTION OR CONDITIONAL ACCEPTANCE.  Within ten
(10) business days of SpectraSite's receipt of the BTS Notice SpectraSite shall notify Ubiquitel whether:

              a) SpectraSite wishes to construct and own the Site, as
                 proposed, within such time, SpectraSite shall provide a conditional acceptance; or

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              b) has objections to any matters disclosed in the BTS Notice, which may be addressed; or

              c) rejects construction and ownership of the proposed site.

              4.3.1 If SpectraSite notifies Ubiquitel of any reasonable objection, Ubiquitel may exercise reasonable efforts to cure SpectraSite's objection within fifteen (15) business days after receipt of SpectraSite's objection. If Ubiquitel presents a revised BTS Notice, SpectraSite shall consider and accept or reject the revised BTS Notice in the same manner as any BTS Notice.

              4.3.2 If SpectraSite rejects a proposed Site or fails to affirmatively accept or reject a proposed Site within ten (10) days of the date of the BTS Notice, as contemplated in Section 4.3(a) - (c), Ubiquitel may employ the construction services company of its choice to complete the construction and installation of the Site and SpectraSite shall have no ownership or other interest in the rejected Site.

              4.3.3 If SpectraSite provides a conditional acceptance, within five (5) days of the conditional acceptance, the parties will execute a Construction Work Order for the construction of the Site.

              4.3.4 The condition of SpectraSite's acceptance shall be removed and the acceptance shall become unconditional upon commencement of construction of the Site or upon Notice that the Site is accepted. ("Notice of Unconditional Acceptance"). If construction is not commenced or the Notice of Unconditional Acceptance is not received within ten (10) days following the date on which Ubiquitel tendered the BTS Package, Ubiquitel may deem the Site rejected and employ the construction services company of its choice to complete the construction and installationof the Site and SpectraSite shall have no ownership or other interest in the Site.

              4.3.5 SpectraSite will commence construction upon receipt of the BTS Package which shall be comprised of these items:

                  a) an option for a  ground lease or a ground lease for the
                     Site, executed by the landowner

                  b) a copy of the title commitment,

                  c) a copy of the final zoning approval

                  d) a copy of all governmental permits necessary for
                     commencement of construction of the Site;

                  e) a copy of the FAA determination of no hazard; and

                  f) Architectural design drawings specifying Site
                     construction, appropriately

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                     signed and sealed.

              4.3.6 If SpectraSite does not receive a BTS Package within ninety (90) days of receipt of the BTS Notice, SpectraSite may notify Ubiquitel that it rejects the Site. If SpectraSite rejects a Site, Ubiquitel shall have no further obligation to SpectraSite with respect to the Site.

                                     ARTICLE V
                                  CO-LOCATE SITES

       5.1 Ubiquitel may issue a request for proposals ("RFP") for the construction and installation services associated with installation of communications facilities at any Co-locate Site.

       5.2 If SpectraSite wishes to bid on the provision of Construction Services for a Co-locate Site, it will follow the procedure set forth in the Site specific RFP.

       5.3 Upon receipt of the RFP, SpectraSite shall conduct whatever research is necessary and appropriate to the formulation of a complete proposal, including, without limitation, a Site Visit.

       5.4 If Ubiquitel engages SpectraSite to perform services for Co-locate Sites, the services will be performed in accordance with the terms and conditions of Articles I, IV, V and VI of this Agreement.

                                     ARTICLE VI
                                    CONSTRUCTION

       6.1    CONSTRUCTION SCHEDULE/PENALTIES.

              6.1.1 SpectraSite shall perform the Construction Services in accordance with the Construction Work Order.

              6.1.2 Unless a delay is caused by (i) changes agreed to by Ubiquitel in the Construction Services, (ii) labor dispute or fire, (iii) unusual delay in delivery of essential materials, not the fault of SpectraSite, (iv) abnormal adverse weather conditions not reasonably anticipated, if SpectraSite is delayed at any time in the progress of the Construction Services, SpectraSite agrees to pay a penalty for failing to complete Construction Services in accordance with the schedule contained in the Construction Work Order in the amount of 10% of the contract price for days 1 through 14 overdue, and an additional 5% of the contract price commencing on day 15.

       6.2 CONSTRUCTION ADMINISTRATION. The Administration of the Construction Services shall be provided directly by SpectraSite, whether through its own employees or through consultants or other representatives designated by SpectraSite. At the time the parties execute the Construction Work Order, each Party shall provide to the other the name, address and

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telephone number of the person or persons who shall act as its representative to the Construction Management Team. Each Party shall direct all communications, notices, requests for information, submittals, and other correspondence to the other Party's Construction Management Team representative.

       6.3 PERFORMANCE BOND, If required by the Site owner or land owner, SpectraSite shall furnish bonds covering faithful performance of SpectraSite's obligations under this Agreement and each Construction Work Order and payment of all obligations arising in connection with performance of its obligations.

       6.4    CONSTRUCTION SUBCONTRACTORS.  SpectraSite may hire
Subcontractors to perform all or a portion of the Construction Services.

              6.4.1 SpectraSite shall require each Subcontractor (to the extent of the Construction Services to be performed by the Subcontractor), to be bound by the terms of the Construction Work Order.

              6.4.2 SpectraSite agrees to timely pay each such Subcontractor for services performed in an manner acceptable to SpectraSite and require each Subcontractor to timely pay its material suppliers or second tier subcontractors.

              6.4.3 Ubiquitel shall have no obligation to pay, or to see to the payment of any money to any Subcontractor.

              6.4.4 Nothing contained herein shall be deemed to create any contractual relationship between Ubiquitel and any Subcontractor or to create any rights in any Subcontractor against Ubiquitel.

              6.4.5 Regardless of delegation of its duties to a Subcontractor or any other Person, SpectraSite shall be for the Construction Services performed by SpectraSite's subcontractors.

       6.5 CONSTRUCTION CHANGE ORDERS. In the event unforeseen or undisclosed circumstances arise on a Site, or if Ubiquitel desires additional or different Construction Services, Ubiquitel and SpectraSite may, without invalidating the Contract Documents, execute changes in the Construction Services, consisting of additions, deletions or modifications on the form attached hereto as Exhibit B-3. Such Change Order shall be in writing and shall be signed by Ubiquitel and SpectraSite.

       6.6 FEES FOR CONSTRUCTION SERVICES. Ubiquitel agrees to pay to SpectraSite only the fees specified in the Construction Work Order or written Change Order.

       6.7 SPECTRASITE'S OBLIGATIONS RELATED TO THE CONSTRUCTION SERVICES. SpectraSite shall exercise its best skill in supervising and directing the Construction. SpectraSite shall be responsible for and have control over construction means, methods, techniques, sequences and

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procedures and for coordinating all portions of the Construction Services under each Construction Work Order. SpectraSite shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Construction Services, whether temporary or permanent and whether or not incorporated or to be incorporated in the Construction Services. SpectraSite shall complete the Construction Services in a good workmanlike manner.

       6.8 QUALITY. SpectraSite agrees that materials, goods and equipment supplied and all work or services performed pursuant to each Construction Work Order shall be of good quality and new unless otherwise required or permitted by the Contract Documents. Further, all Construction Services shall be free from defects and the Construction Services shall conform with the requirements of the Contract Documents. SpectraSite warrants its Construction Services against any deficiencies and defects in all services performed and agrees to assign any and all warranties for goods and/or materials to Ubiquitel. SpectraSite shall not be responsible for remedying damages or defects caused by abuse, modifications not executed by SpectraSite, improper or insufficient maintenance, improper operations or normal wear and tear under normal usage. If required by Ubiquitel, SpectraSite shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

       6.9 INDEPENDENT CONTRACTOR. Nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between the Parties. Each Party, in performing any of its obligations hereunder, shall be an independent contractor and shall discharge its contractual obligations at its own risk.

       6.10   COMPLIANCE WITH LAWS.

              6.10.1 SpectraSite shall comply with and give notices required by all laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Construction Services and shall comply with all applicable laws and regulations, including without limitation all stated federal safety and heath laws and regulations.

              6.10.2 SpectraSite agrees to keep each Site free from accumulation of waste material and rubbish, and at the completion of the Construction Services, shall remove from the Site all of SpectraSite's rubbish, implements and surplus materials.

              6.10.3 SpectraSite shall review, approve and submit, if requested by Ubiquitel, shop drawings, product data, samples and similar submittals ("Documents") with reasonable promptness. The Construction Services shall be in accordance with such Documents. When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, Ubiquitel may rely upon the accuracy and completeness of such certifications.

       6.11 LIENS. SpectraSite shall keep Ubiquitel's Equipment free from any liens arising from any work performed, materials furnished or obligations incurred by or at SpectraSite's

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request.  All persons either contracting with SpectraSite or furnishing or rendering labor and materials to SpectraSite shall be notified in writing by SpectraSite that they must look only to SpectraSite for payment for any labor or materials. If any lien is filed against the Equipment as a result of SpectraSite's acts or omissions, SpectraSite shall discharge it or bond it off within thirty (30) days after SpectraSite learns that the lien has been filed.

       6.12 PROTECTION OF PERSONS AND PROPERTY. SpectraSite shall be responsible for initiating and maintaining all safety precautions and programs in connection with the performance of Construction Services on any Site. SpectraSite shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to, Site employees and other persons who may be affected thereby, the Construction Services, materials and equipment to be incorporated therein and other property at the Site or adjacent thereto. SpectraSite indemnifies and releases Ubiquitel from any liability related to property, equipment or other liability incurred in the process of construction of the Sites, unless resulting from Ubiquitel's negligence or intentional misconduct.

       6.11 INTERPRETATION OF PLANS, CORRECTIVE CONSTRUCTION SERVICES. The Construction Services shall be completed to the acceptance of Ubiquitel, which shall not be unreasonably withheld. SpectraSite shall promptly remove portions of the Construction Services and materials reasonably condemned by Ubiquitel as being improper, unsound or not in conformity with the Contract Documents and SpectraSite at its own expense shall exercise its best efforts to remedy such problems. All Construction Services executed under this Contract shall be free from defective materials and workmanship.

                                    ARTICLE VII
                                   MISCELLANEOUS

       7.1 TERM. The term of this Agreement shall be five (5) years beginning on the date of execution described below unless services have been performed in markets totaling an aggregate of 10 million POPs or unless the Agreement is terminated earlier in accordance with its terms.

       7.2 INSURANCE. For so long as this Agreement remains in effect, SpectraSite and each of its Subcontractors shall be required to carry, at the cost and expense of each, the following insurance:

              7.2.1 Adequate workers' compensation insurance to cover any claim which may arise, as such compensation is provided for under any workers' compensation or similar law in effect in the jurisdiction where any Construction Services is performed. The minimum employer's liability limit of such insurance will be not less than $1,000,000 per accident or disease;

              7.2.2 Adequate commercial general liability insurance, including coverage for contractual liability and products/completed operations liability, with a limit of not less than $1,000,000 combined single limit per occurrence for bodily injury, property damage and

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personal injury liability, with contractual exclusion deleted.  Such insurance must contain an express provision, as evidenced on the below referenced certificate of insurance, that the contractual liability coverage contains no exclusion for any Construction Services performed on or near a railroad right-of-way.

              7.2.3 Adequate business automobile insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile. Such insurance shall have a limit of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability.

              7.2.4 Adequate umbrella excess liability insurance with a limit of not less than $5,000,000 combined single limit in excess of the above-referenced employers' liability insurance, commercial general liability insurance and business auto liability insurance.

              7.2.5 Adequate "all risk" property insurance covering not less than the full replacement cost of Ubiquitel's, SpectraSite's and all contractor's and subcontractor's, if any, real and/or personal property at risk due to the Sprint PCS Management Agreement or this Agreement.

       7.3    INDEMNITY.

              7.3.1 INDEMNITY BY UBIQUITEL. Ubiquitel agrees to indemnify, defend, and hold harmless SpectraSite, its directors, managers, officers, employees, agents and representatives from and against any all claims, demands, causes of action, losses, actions, damages, liability and expense including costs and reasonable attorneys fees that may be incurred by SpectraSite, its directors, managers, officers, employees, agents and representatives arising from or relating to the violation by Ubiquitel of any law, regulation or ordinance applicable to Ubiquitel or by Ubiquitel's breach of any representation, warranty or covenant contained in this Agreement, or Ubiquitel's breach of this Agreement, except where and to the extent that the claim, demand, cause of action, loss, action, damage, liability and/or expense results from the negligence or willful misconduct SpectraSite.

              7.3.2 INDEMNITY BY SPECTRASITE. SpectraSite agrees to indemnify, defend, and hold harmless Ubiquitel, its directors, managers, officers, employees, agents and representatives from and against any all claims, demands, causes of action, losses, actions, damages, liability and expense including costs and reasonable attorneys fees that may be incurred by Ubiquitel, its directors, managers, officers, employees, agents and representatives arising from or relating to the violation by SpectraSite or any of its employees, delegatees or Subcontractors, of any law, regulation or ordinance applicable to SpectraSite or any of its employees, delegatees or Subcontractors or by SpectraSite's or any of its employees, delegatees or Subcontractors breach of any representation, warranty or covenant contained in this Agreement, or SpectraSite's or any of its employees, delegatees or Subcontractors breach of this Agreement, except where and to the extent that the claim, demand, cause of action, loss, action, damage, liability and/or expense results from the negligence or willful misconduct Ubiquitel.

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              7.3.3  NOTICE.  Any party being indemnified will give the party making the indemnification written notice as soon as practicable but no later than 5 business days after the party becomes aware of the facts, conditions or events that give rise to the claim for indemnification if:

                  a) any claim or demand is made or liability is asserted
                     against Indemnitee; or

                  b) any suit, action, or administrative or legal proceeding is instituted or commenced in which Indemnitee is involved or is named as a defendant either individually or with others.

              7.3.4 FAILURE TO PROVIDE NOTICE. Failure to give notice as described in this Section does not modify the indemnification obligations of this provision, except if Indemnitee is harmed by failure to provide timely notice to Indemnitor, then Indemnitor does not have to indemnify Indemnitee for the harm caused by the failure to give the timely notice.

              7.3.5 DEFENSE BY INDEMNITOR. If within thirty (30) days after giving notice Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against the claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against the claim, demand, liability, suit, action or proceeding, at its expense.

              7.3.6 DEFENSE BY INDEMNITEE. If no notice of intent to dispute or defend is received by Indemnitee within the 30-day period, or if a diligent and good faith defense is not being or ceases to be conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability, and in either event to be indemnified as provided in this Section. Indemnitee is not permitted to settle the dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld.

              7.3.7 COSTS. Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable Construction Services compensation acts, disability benefit acts, or other employee benefit acts.

       7.4 JOINT AND SEVERAL RESPONSIBILITY. SpectraSite Communications, Inc. and SpectraSite Construction, Inc. shall be jointly and severally responsible for the performance of SpectraSite's obligations under this Agreement, including, without limitation, the payment of money.

       7.5 ASSIGNMENT. Without the other Party's consent, which shall not be unreasonably be withheld, neither Party may assign or otherwise transfer all or any part of its duties,

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obligations, or interest in or pursuant to this Agreement; provided, however, that upon thirty (30) days' prior written notice to the other Party, a Party may assign or otherwise transfer such interest to its parent company, any subsidiary or affiliate, or to any successor-in-interest or entity acquiring a controlling interest (greater than 30%) in its stock or assets. Assignment shall not release a Party from any liability for performance of its covenants, agreements, and obligations (including payment of any Fees and Costs due and owing) as set forth in this Agreement.

       7.6 REPRESENTATIONS AND WARRANTIES. In order to induce the other Party to enter into this Agreement, each Party represents and warrants:

              7.6.1 It has all requisite power and authority and the legal right to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement.

              7.6.2 Its execution, delivery, and performance of this Agreement have been duly and validly authorized by all necessary corporate action.

              7.6.3 This Agreement has been duly executed and delivered and constitutes its valid and binding obligation, enforceable in accordance with its terms.

              7.6.4 Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transaction contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under,
(i) any federal, state or local law, statute, ordinance, regulation or rule, which is applicable to Licensee or the Purchased Assets; (ii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Licensee is a party or by which Licensee or the Purchased Assets is or may be bound; or (iii) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which Licensee or the Purchased Assets is or may be bound.

       7.7 DISPUTE RESOLUTION. In the event of a dispute between the parties regarding the interpretation of this Agreement, the Parties shall negotiate in good faith to resolve the dispute to their mutual benefit. In the event they cannot resolve the dispute, the matter shall be submitted to binding arbitration before one arbitrator who has not previously been employed by either party and who does not have a direct or indirect interest in either party or the subject matter of the arbitration. The arbitrator shall either be mutually agreed to by the Parties within thirty (30) days after written notice from either party requesting arbitration, or failing agreement, shall be selected pursuant to the Commercial Construction Rules of the American Arbitration Association. Any party may initiate arbitration by written notice to the other party and the arbitration shall be conducted according to the following:

                     a) Not later than seven (7) days prior to the hearing date set by the arbitrator, each party shall submit a brief with a single proposal for settlement;

                     b) The arbitrator shall simultaneously distribute a copy
                        of each party's proposal to the other party;

                     c) The hearing shall be conducted on a confidential basis;

                     d) The arbitrator shall be limited to selecting only one
                        of the proposals submitted by the Parties;

                     e) The Parties shall divide equally the fees and costs of
                        the arbitrator and the hearing and each party shall be responsible for its own expenses and those of its counsel and representatives; and

                     f) Evidence concerning the net worth, ability to pay, or organizational make up of the Parties, any offer made or the details of any negotiation prior to arbitration, and the cost to the Parties of their representatives and counsel shall not be admissible. The award of the arbitrator may be enforced as a judgment by any court of competent jurisdiction.

       7.8 ENTIRE AGREEMENT. This Agreement constitute the entire agreement and understanding between the Parties, and supersedes all offers, negotiations, or prior agreements concerning the subject matter contained herein. Any amendments to this Agreement must be in writing and executed by both Parties.

       7.9 SEVERABILITY. If any provision of this Agreement is deemed invalid or unenforceable with respect to any Party by a court of competent jurisdiction, the remainder of this Agreement (or the application of such provision to persons other than those as to whom it is held invalid or unenforceable) shall not be affected and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

       7.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the successors and permitted assignees.

       7.11 NOTICES. Any notice or demand required to be given herein shall be made by certified or registered mail, return receipt requested, or reliable overnight courier, to the address of the respective Parties set forth below:

SPECTRASITE:                                     UBIQUITEL:

SpectraSite Communications, Inc.                 Ubiquitel Leasing Company
2000 Crow Canyon Place                           1 Bala Plaza East
San Ramon, CA  94583                             Bala Cynwyd, PA 19004
                                                 Attn: Dean Russell

WITH A COPY TO:                                  With a copy to:

SpectraSite Communications, Inc.                 Lee R. Marks, Esq.
100 Regency Forest Drive, Suite 400              Greenberg Traurig
Cary, North Carolina, 27511                      1750 Tysons Boulevard
Attn:  General Counsel                           Suite 1200
                                                 Tysons Corner, VA  22102
SpectraSite Construction, Inc.

       7.12 CHOICE OF LAW/VENUE. The laws of the state of Delaware, without giving effect to the principles of conflict of laws thereof. The Parties hereby consent to the jurisdiction of the courts of the state of Delaware, as the exclusive jurisdiction for any proceedings brought hereunder or in connection with or arising from this Agreement. In any such proceeding, the Parties hereby agree to waive, to the extent lawfully possible, any defense based on forum non conveniens or lack of personal jurisdiction.

       7.13 WAIVER OF CLAIMS FOR CONSEQUENTIAL DAMAGES. Each Party agrees and hereby waives any claim for consequential or incidental damages as to the other Party.

       7.14 CONFIDENTIAL INFORMATION. Except as specifically authorized by this Agreement, each of the Parties shall for the term of this Agreement and for three (3) years thereafter, keep confidential, not disclose to others and use only for the purposes authorized in this Agreement all confidential information disclosed by the other Party to the Party in connection with this Agreement to anyone without the prior written consent of the disclosing Party.


              7.14.1 Confidential Information may be disclosed if:

                  a) is disclosed to a third party consistent with the terms of the written approval of the Party originally disclosing the information;

                  b) is required by the receiving Party to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, and the Confidential Information will otherwise continue to be Confidential Information required to be held confidential for purposes of this Agreement;

                  c) is required by the receiving Party to be disclosed by
                     applicable law or a stock exchange or association on which the receiving Party's securities (or those of its subsidiaries) are or may become listed; or

                  d) is disclosed by the receiving Party to a financial
                     institution or an accredited investor (as that term is defined in Rule 501(a) under the Securities Act of 1933) that is considering providing funding to the receiving Party and which financial institution or accredited investor has agreed to keep the Confidential Information confidential in accordance with an agreement at least as restrictive as this
                     Section 5.13.

              7.14.2 Notwithstanding the foregoing, the Parties authorize each other to disclose to the public in regulatory filing the other's identity and the service area to be developed and managed by the Parties

              7.14.3 The Party making a disclosure under this Section 5.13 must inform the disclosing Party as promptly as is reasonably necessary to enable the disclosing party to take action to, and use the Party's reasonable best efforts, limit the disclosure and maintain confidentiality to the extent practicable.

       7.15   DEFAULT/TERMINATION.

              7.15.1 EVENTS OF DEFAULT. An event of default under this Agreement shall be deemed to exist upon the occurrence of any one or more of the following:

                  a) Failure by any party to make payment of any amount due
                     under this Agreement, which failure continues for a period of twenty (20) days following written notice that the amount is past due; or

                  b) Failure by any party to perform any other material
                     provision of this Agreement and such failure continues for a period of thirty (30) days after written notice of non-performance. If the cure cannot be completed within thirty (30) days, the non-performing party shall not be considered to be in default if the non-performing party commences a cure within such thirty (30) days and thereafter proceeds with reasonable diligence to cure such failure.

              7.15.2 REMEDIES. Upon the occurrence of any event of default, the non-defaulting party shall have the right to recover monetary damages from the defaulting party and to pursue any other remedy available at law or in equity including the right to terminate this Agreement.

       7.16 TAXES. SpectraSite shall pay all sales, consumer, use and other similar taxes.

       7.17 PERMITS. SpectraSite shall pay all charges associated with building and other permits or governmental approvals, licenses or inspections necessary for the proper execution and completion of the Construction Services.

       7.18 COST CONTROL. Each Party shall use its best efforts to keep costs low and consult with the other Party while making decisions that would impact significantly the pricing of the services to be delivered.

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SPECTRASITE:                                 UBIQUITEL:

SpectraSite Communications, Inc.             Ubiquitel Leasing Company

By:                                          By:
   --------------------------------             -----------------------------

Name:                                        Name:
   --------------------------------             -----------------------------

Title:                                       Title:
   --------------------------------             -----------------------------


SpectraSite Construction, Inc.

By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------

                                      EXHIBIT A

                                      (MARKETS)


--------------------------------------------------------------------------------------------------------------------
 Market                                                 BTA NUMBER                BTA NAME
--------------------------------------------------------------------------------------------------------------------
 Market 1 - Northern California                         485 (Partial)             Yuba City - Marysville
--------------------------------------------------------------------------------------------------------------------
 Market 1 - Northern California                         79                        Chico
--------------------------------------------------------------------------------------------------------------------
 Market 1 - Northern California                         371                       Redding
--------------------------------------------------------------------------------------------------------------------
 Market 1 - Northern California                         134                       Eureka
--------------------------------------------------------------------------------------------------------------------
 Market 1 - Northern California                         389 (Partial)             Sacramento
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 425 (Partial)             Spokane
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 250                       Lewiston - Moscow, ID
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 300                       Missoula
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 224                       Kilispell
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 64                        Butte
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 188                       Helena
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 171                       Great Falls
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 53                        Bozeman
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 41                        Billings
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 50                        Boise
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 451                       Twin Falls
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 202                       Idaho Falls
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 353                       Pocatello
--------------------------------------------------------------------------------------------------------------------
 Market 2 - Spokane MTA                                 258                       Logan
--------------------------------------------------------------------------------------------------------------------
 Market 4 - Southern Utah & Nevada                      365 (Partial)             Provo
--------------------------------------------------------------------------------------------------------------------
 Market 4 - Southern Utah & Nevada                      399 (Partial)             Salt Lake City
--------------------------------------------------------------------------------------------------------------------
 Market 4 - Southern Utah & Nevada                      392                       St. George
--------------------------------------------------------------------------------------------------------------------
 Market 4 - Southern Utah & Nevada                      245 (Partial)             Las Vegas
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      15 (Partial)              Anderson, IN
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      47                        Bloomington-Bedford, IN
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      81 (Parts)                Cincinnati, OH
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      93                        Columbus, OH
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      135                       Evansville, IN
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      204 (Parts)               Indianapolis, IN
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      263 (Parts)               Louisville, KY
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      338                       Owensboro, KY
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      373                       Richmond, IN
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      442 (Parts)               Terre Haute, IN
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      457                       Vincennes-Washington, IN
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      273                       Madisonville, KY
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      339                       Paducah-Murray-Mayfield, KY
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      83                        Clarksville, TN, Hopkinsville, KY
--------------------------------------------------------------------------------------------------------------------
 Market 5 - So. Indiana & Kentucky                      52                        Bowling Green-Glasgow, KY
--------------------------------------------------------------------------------------------------------------------

                                         EXHIBIT B-1

                                  CONSTRUCTION SCOPE OF WORK


                             (INSERT CONSTRUCTION SPECIFICATIONS)

                                         EXHIBIT B-2

                                   CONSTRUCTION WORK ORDER

SITE INFORMATION

SITE NAME OR IDENTIFICATION NUMBER:____________________________________

SITE ADDRESS:__________________________________________________________________

STATE:________, COUNTY:_______________, LAT:_________________, LONG:___________

SITE LEGAL DESCRIPTION:  (Attach as Schedule "A")

SCHEDULE OF CONSTRUCTION SERVICES: (Attach as Schedule "C")

START DATE:_____________________________

COMPLETION DATE:________________________

CONTRACT SUM BUDGET:___$______________________

This Contract Sum Budget shall be computed as provided in paragraph 8 of the Agreement.

SpectraSite Construction Management Team Representative:____________________ UBIQUITEL CONSTRUCTION MANAGEMENT TEAM REPRESENTATIVE: _____________________

SPECIAL CONDITIONS:____________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
___________________________

SPECTRASITE COMMUNICATIONS, INC. ("SpectraSite") agrees to perform the services described in the Scope of Work ("Construction Services") on behalf of UBIQUITEL LEASING COMPANY ("Ubiquitel") according to the terms of this Construction Work Order, the Master Design, Build and License Agreement and any Change Order.

ENTIRE AGREEMENT. This Construction Work Order together with the Master Design, Build and License Agreement and any Change Order, represent the entire agreement between SpectraSite and Ubiquitel with respect to the subject matter hereof and supersedes all prior negotiations, representations, or agreements either written or oral.

GOVERNING LAW. This Construction Work Order shall be governed by and construed under the laws of the State of North Carolina.

       IN WITNESS WHEREOF, the Parties hereby execute this Construction Work Order effective the day and year last written below.

SPECTRASITE:                                     UBIQUITEL:

SpectraSite Communications, Inc.                 Ubiquitel Leasing Company

By:                                              By:
      -----------------------------                 ---------------------------

Name:                                            Name:
      -----------------------------                   -------------------------

Title:                                           Title:
      -----------------------------                    ------------------------

Date:                                            Date:
      -----------------------------                    ------------------------

                                         EXHIBIT B-3

                                   CONSTRUCTION CHANGE ORDER


Change Order No:___________________________              Date:_________________

SITE NAME OR IDENTIFICATION NO.:_______________________________________________

UBIQUITEL: _______________________
           _______________________
           _______________________
-------------------------------------------------------------------------------
              Construction Manager: ________________________

SpectraSite:  SpectraSite Communications, Inc.
              _____________________________
              _____________________________

              Construction Manager:____________________________________

CHANGE ORDER SCOPE OF CONSTRUCTION SERVICES: SpectraSite agrees to provide the following additional Scope of Construction Services:

(Scope of additional Construction Services - see Exhibit "A")

CHANGE ORDER DOCUMENTS:  Specifically identified as follows:

Change Order Scope of Construction Services         (Exhibit "A") Dated:_______
(A/E name)                         Drawing_________               Dated:_______
(A/E name)                         Drawing_________               Dated:_______
Schedule of Values                 (Exhibit "B")                  Dated:_______
(SpectraSite Proposal)             (Exhibit "C")                  Dated:_______
(Other)                            (Exhibit "D")                  Dated:_______

CHANGE ORDER RECAP:

Original Construction Agreement Amount $_________________
Change Order #_____________ Amount       $_________________
Revised Construction Agreement Amount    $_________________

Construction Services performed under this Change Order is subject to the terms and conditions of the Construction Work Order dated ________________ SpectraSite agrees to complete the additional Scope of Construction Services provided for in this Change Order on or before ___________________ which shall extend the time to complete the Construction Work Order by _____days; not including previous extensions allowed.

SPECTRASITE:                                     UBIQUITEL:

SpectraSite Communications, Inc.                 Ubiquitel Leasing Company

By:                                              By:
      -----------------------------                 ---------------------------

Name:                                            Name:
      -----------------------------                   -------------------------

Title:                                           Title:
      -----------------------------                    ------------------------

Date:                                            Date:
      -----------------------------                    ------------------------

                                         EXHIBIT B-4

(Fixed Fee Schedule)